UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2023 (October 25, 2023)

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(866) 908-4867

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2023, Vivos Therapeutics, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Certificate of Incorporation with the Secretary of State of Delaware (the “Certificate of Amendment”) to effectuate a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”) at a ratio of 1-for-25 (the “Reverse Stock Split”). A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

The Reverse Stock Split became effective at 4:01 p.m., Eastern Standard Time, on October 25, 2023 (the “Effective Date”). The Common Stock began trading on a post-Reverse Stock Split basis on the Nasdaq Capital Market (“Nasdaq”) under the symbol “VVOS” on October 27, 2023. The new CUSIP number for the Common Stock following the Reverse Stock Split is 92859E207. The Reverse Stock Split was approved by the Company’s board of directors under authority granted by the Company’s stockholders at the Company’s 2023 Annual Meeting of Stockholders which was held on September 22, 2023.

As of the Effective Date, every twenty-five (25) shares of the Company’s issued and outstanding Common Stock has been combined into one share of Common Stock. As a result, the Company’s issued and outstanding Common Stock has been proportionally reduced from approximately 29,928,786 shares to approximately 1,197,151 shares. The ownership percentage of each of the Company’s stockholders will remain unchanged, other than as a result of fractional shares. No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split, and stockholders that would hold a fractional share of Common Stock as a result of the Reverse Stock Split will have such fractional shares of Common Stock rounded up to the nearest whole share of Common Stock.

The number of shares of Common Stock available for issuance under the Company’s equity incentive plans and the Common Stock issuable pursuant to outstanding equity awards and common stock purchase warrants immediately prior to the Reverse Stock Split will be proportionately adjusted by the ratio of the Reverse Stock Split. The exercise prices of such outstanding options and warrants will also be adjusted in accordance with their respective terms. The number of authorized shares of common stock will not be affected by the Reverse Stock Split.

Among other considerations, the Company has effected the Reverse Stock Split to satisfy the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market under Rule 5550(a)(2) of the Nasdaq Listing Rules.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	3.1	Certificate of Amendment to the Certificate of Incorporation of Vivos Therapeutics, Inc., dated October 25, 2023.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERAPEUTICS, INC.

Dated: October 27, 2023	By:	/s/ Bradford Amman
	Name:	Bradford Amman
	Title:	Chief Financial Officer